UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 18, 2023

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) 333-153168
(Commission File Number)

Delaware	26-2435874
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Guadalupe Street, Ste. 260 Austin, Texas	78705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 337-1199

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Lustre Oil Company, LLC, a wholly owned subsidiary of Laredo Oil, Inc. (“Lustre”), and Erehwon Oil & Gas, LLC (“Erehwon”) have entered into an Exploration and Development Agreement, dated July 18, 2023 (the “Development Agreement”), with Texakoma Exploration & Production Company (“Texakoma”), for the exploration and development of the “Lustre Field Prospect,” as described in the Development Agreement (excluding schedules). Lustre and Erehwon are parties to an existing Acquisition and Participation Agreement, under which those parties agreed to acquire certain oil and gas interests, and drill, complete, re-enter, re-complete, sidetrack, and equip wells, in certain counties in Montana.

Under the terms of the Development Agreement, Texakoma agreed to pay Lustre and Erehwon (jointly, “LOC”), the following amounts: (i) $175,000 on or before July 21, 2023; and (ii) another $175,000 upon the “spudding” of the initial test well, which is scheduled to occur prior to October 1, 2023, subject to rig availability. Upon the spudding of that test well, LOC is required to deliver to Texakoma a partial assignment of an 85% working interest in the oil and gas leases covering the first two initial drilling and spacing units.

Texakoma will pay 100% of the costs associated with the drilling and completion of two initial test wells. LOC will have an undivided 15% working interest, carried through the tanks, in the initial two wells. Texakoma will have the option, but not the obligation, to participate in the development of the remainder of the Lustre Field Prospect, which may be exercised by giving LOC written notice of its intent to participate within 90 days after the completion rig moves off the second test well location.

If Texakoma duly exercises its option, Texakoma agrees to drill eight additional wells, with LOC having a 15% working interest carried through the tanks, and pay LOC $706,602.75 for an 85% leasehold interest in the next eight drill sites and a 50% leasehold interest in the balance of the Lustre Field Prospect acreage. The working and net revenue interest in any wells drilled subsequent to the first ten wells shall be shared by Texakoma and LOC on a 50:50 basis. Following the Texakoma transaction, Laredo will retain a 100% leasehold interest and full control of an additional 30,556 net mineral acres in northeastern Montana at the western edge of the Williston Basin.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit 10.1	Exploration and Development Agreement, Lustre Field Prospect, Valley County, Montana, July 18, 2023 (excluding schedules).

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: July 24, 2023	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Exploration and Development Agreement, Lustre Field Prospect, Valley County, Montana, July 18, 2023..

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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